Exhibit 1.1

AMERICAN GREETINGS CORPORATION

$200,000,000

7 3/8% Senior Notes due 2016

UNDERWRITING AGREEMENT

May 19, 2006

UNDERWRITING AGREEMENT

May 19, 2006

UBS Securities LLC

J.P. Morgan Securities Inc.

McDonald Investments Inc.

        as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

American Greetings Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of $200,000,000 principal amount of its 7 3/8% Senior Notes due 2016 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of May 24, 2006 (the “Indenture”), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”). The proceeds from the issuance of the Securities will be used primarily to purchase the Company’s 6.10% Senior Notes due August 2028 (the “6.1% Notes”) pursuant to a tender offer and consent solicitation commenced on April 6, 2006 (the “Tender Offer”). The issuance, offer and sale of the Securities as contemplated herein and in the Disclosure Package (as defined below) and the use of proceeds therefrom, the Tender and the other transactions contemplated herein are referred to herein as the “Transactions”.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-134029), dated May 11, 2006, under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any base prospectus (whether or not in preliminary form) included in the Registration Statement furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Base Prospectus,” as used herein, means any such base prospectus and any base prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of this Agreement.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto.

“Issuer Free Writing Prospectus,” as used herein, means any issuer free writing prospectus, as defined in Rule 433, other than those identified on Schedule C attached hereto.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Base Prospectus, in either case, as the same may be amended or supplemented, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, as of the Applicable Time.

“Applicable Time,” as used herein, means 12:30 P.M., New York City time on the date of this Agreement, which is the time when sales of the Securities will first be made.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule A annexed hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from May 24, 2006, to the Closing Date, as defined below.

2. Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Securities to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 24, 2006 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Securities shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Securities shall be made at the offices of Cahill Gordon & Reindel LLP at 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Securities.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities contemplated hereby have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, and at the time of purchase, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus, at the time it was filed with the Commission, complied and, when taken together with the Permitted Free Writing Prospectuses, complies as of the date hereof in all material respects with the requirements of the Act, and did not and does not, as of the date hereof, when taken together with the Permitted Free Writing Prospectuses, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Base Prospectus, as of its date and the date it was filed with the Commission, complied, in all material respects, with the requirements of the Act, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and the time of purchase complied or, will comply, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; all disclosures contained or incorporated by reference in the Disclosure Package and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Act, to the extent applicable; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to (i) any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus, any Prospectus Supplement or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus, any Prospectus Supplement or such Permitted Free Writing Prospectus and (ii) that part of the Registration Statement that constitutes the

Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than (i) the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any and (ii) a “written communication” (as defined in Rule 405 under the Act) not required to be filed with the Commission pursuant to Rule 433(d)(8)(i) under the Act; other than the Pre-Pricing Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) a “written communication” (as defined in Rule 405 under the Act) not required to be filed with the Commission pursuant to Rule 433(d)(8)(i) under the Act used prior to the date hereof or (iii) the Permitted Free Writing Prospectuses listed on Schedule B hereto. Each such Permitted Free Writing Prospectus complied in all material respects with the Act, will be filed in accordance with the Act (to the extent required thereby) and, when taken together with the Pre-Pricing Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Permitted Free Writing Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement;

(d) in accordance with Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the Securities have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and Prospectus under the heading entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase, the “As Adjusted” column in the Disclosure Package and Prospectus under the heading entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), shall reflect, in all material respects, the authorized and outstanding capitalization of the Company, assuming the accuracy of the assumptions identified therein;

(f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and Prospectus to execute and deliver this Agreement, to issue, sell and deliver the Securities and to consummate the other Transactions as contemplated herein;

(g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or likely have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);

(h) the Company has no “significant subsidiaries” (as defined under Rule 1-02(w) of Regulation S-X under the Act) other than as set forth on Schedule 3(h) hereto (collectively, the “Subsidiaries”); each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Prospectus, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims;

(i) the Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (collectively, the “Enforceability Exceptions”);

(j) the Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, in the case of clauses (B) and (C), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) the execution, delivery and performance of the Indenture and the Securities and consummation of the Transactions does not and will not (i) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Date as contemplated by the Disclosure Package and Prospectus, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary under any of the Agreements and Instruments or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company of the Indenture and the Securities and the consummation of the Transactions, except such as have been or will be obtained or made on or prior to the Closing Date or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

(n) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where any such failure to do so would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any license, authorization, consent or approval necessary to conduct their businesses or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o) except as set forth in the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or, to the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not and is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby;

(p) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Disclosure Package and Prospectus, are independent registered public accountants as required by the Act;

(q) the financial statements included or incorporated by reference in the Disclosure Package and Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained or incorporated by reference in the Disclosure Package and Prospectus are, in all material respects, accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company;

(r) subsequent to the date as of which information is given in the Disclosure Package, in each case excluding any amendments or supplements thereto made after the execution of this Agreement and through the Closing Date, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is not in the ordinary course of business and material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is not in the ordinary course of business and material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any change in the long-term debt of the Company or any Subsidiary except as set forth in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package;

(s) neither the Company nor any Subsidiary is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Disclosure Package and Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Disclosure Package and Prospectus as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect;

(u) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (B) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(v) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(w) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

(x) the Company and each of the Subsidiaries maintain a system of internal accounting controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(z) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

In addition, except as otherwise provided therein, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees (as to itself only) that:

(a) Such Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by such Underwriter with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period in which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule)).

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case the Company is advised by any Underwriter that such Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Securities may be sold, the Company will use its commercially reasonable efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) if Rule 430A, Rule 430B or Rule 430C under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if, at any time during the period when any Underwriter has advised the Company that a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an automatic shelf registration statement (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its commercially reasonable efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other reasonable actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities contemplated hereby, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) subject to Section 5(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as any Underwriter has advised the Company that a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; and to promptly notify you of such filing;

(g) to pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(h) to cause the Securities to be eligible for DTC “book-entry” transfer;

(i) to advise the Underwriters promptly of the happening of any event within the period during which any Underwriter has advised the Company that a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(j) to make generally available to its security holders, an earnings statement, which need not be audited, of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(k) to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(c) hereof;

(l) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Base Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the printing and delivery of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the fees and disbursements of the trustee for the Securities, (vi) the costs and expenses of the Company (but not the Underwriters) relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, the cost of up to $19,000 for any aircraft chartered in connection with the road show, and (vii) the performance of the Company’s other obligations hereunder;

(n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;

(p) not to make any offer relating to the Securities that would constitute a “issuer free writing prospectus,” as defined in Rule 433 or a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, other than a Permitted Free Writing Prospectus, without the consent of the representatives of the Underwriters; and

(q) not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered due to any reason, other than the following: (i) the termination of this Agreement pursuant to clauses 2(A), (C), (D) or (E) of the second paragraph of Section 8 or (ii) the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company, of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase an opinion of Baker & Hostetler LLP, counsel for the Company, addressed to the Underwriters, dated the time of purchase, and in form and substance satisfactory to UBS, in the form set forth in Exhibit A hereto.

(b) The Company shall furnish to you at the time of purchase an opinion of Catherine M. Kilbane, General Counsel of the Company, addressed to the Underwriters, dated the time of purchase, and in form and substance satisfactory to UBS, in the form set forth in Exhibit B hereto.

(c) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement and the time of purchase and addressed to the Underwriters in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Disclosure Package.

(d) You shall have received at the time of purchase the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the time of purchase, in form and substance reasonably satisfactory to UBS.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus or “issuer free writing prospectus” or “free writing prospectus,” shall have been filed to which you shall have reasonably objected in writing.

(f) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act) and the fees applicable to the Registration Statement in connection with the offering of the Securities shall have been paid.

(g) Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8A, Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) The Company will, at the time of purchase, deliver to you a certificate of its Treasurer, dated the time of purchase in the form attached as Exhibit C hereto.

(i) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) The Company and the Trustee shall have executed and delivered the Indenture and the Underwriters shall have received copies thereof.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Underwriters), this Agreement may be terminated by the Underwriters on notice in writing to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as set forth in the last paragraph of Section 8 hereof.

The documents required to be delivered by this Section 7 will be delivered at the office of counsel for the Underwriters on the Closing Date.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the

United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis (economic, political, financial or otherwise), if the effect of any such event specified in clause (D) or (E), in the judgment of UBS, is so materially adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.

If UBS elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing. Such termination shall have the effect of terminating this Agreement in its entirety, except for the applicable provisions referenced in the following paragraph.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m), 6 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the officers and directors of any of the foregoing persons and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), or in any Permitted Free Writing Prospectus, or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or in any Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, Permitted Free Writing Prospectus or in any Issuer Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus, Permitted Free Writing Prospectus or in any Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or in any Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers who signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in, a Prospectus, a Permitted Free Writing Prospectus or in any Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading and (iii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in the communication identified on Schedule C hereto, or arises out of or is based upon any omission or alleged omission to state a material fact in such communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party under this Section 9, except to the extent such indemnifying party has been materially prejudiced by such failure; provided , further, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party otherwise than under this Section 9. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements regarding the Underwriters on the front and back covers of the Prospectus and the statements set forth in the fifth paragraph under the caption “Underwriting” in the Prospectus Supplement, only insofar as such statements relate to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-0680), Attention: Legal and Compliance Department and (ii) Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (fax number: 212-269-5420), Attention: Richard E. Farley; and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to American Greetings Corporation, One American Road, Cleveland, Ohio 44144 (telephone: (216) 252-7300, fax (216) 252-6777), Attention: Catherine M. Kilbane, Esq., Senior Vice President, General Counsel and Secretary, with a copy to Baker & Hostetler LLP, 3200 National City Center, 1900 East 9th Street, Cleveland, Ohio 44114 (telephone: (216) 621-0200, fax (216) 696-0740), Attention: John M. Gherlein, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.

No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

American Greetings Corporation

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Vice President, Treasurer and Investor Relations

Accepted and agreed to as of the date first above written, on behalf of itself and the Underwriters named in Schedule A

UBS SECURITIES LLC J.P. MORGAN SECURITIES Inc.
McDONALD INVESTMENTS INC.

By:	UBS SECURITIES LLC

By:	/s/ Amy Fujimoto
Name:	Amy Fujimoto
Title:	Executive Director

By:	UBS SECURITIES LLC

By:	/s/ Tarik Rguem
Name:	Tarik Rguem
Title:	Director

By:	J.P. MORGAN SECURITIES Inc.

By:	/s/ Steve Tulip
Name:	Steve Tulip
Title:	Managing Director

By:	McDONALD INVESTMENTS INC.

By:	/s/ Mari Subbarathinam
Name:	Mari Subbarathinam
Title:	Vice President

SCHEDULE A

Underwriter	Principal Amount of Securities
UBS SECURITIES LLC	$134,000,000
J.P. MORGAN SECURITIES INC.	$26,000,000
NATCITY INVESTMENTS, INC.	$16,000,000
KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD INVESTMENTS INC.	$14,000,000
ABN AMRO INCORPORATED	$4,000,000
SCOTIA CAPITAL (USA) INC.	$4,000,000
PNC CAPITAL MARKETS LLC	$2,000,000

Total	$200,000,000

SCHEDULE B

The Pricing Term Sheet attached hereto as Annex I.

SCHEDULE B—ANNEX I

American Greetings Corporation

Pricing Term Sheet for 7 3/8% Senior Notes due 2016

Issuer:	American Greetings Corporation

Aggregate Principal Amount:	$200,000,000

Final Maturity Date:	June 1, 2016

Issue Price:	100.000%, plus accrued interest, if any from May 24, 2006

Coupon:	7 3/8%

Interest Payment Dates:	June 1 and December 1

First Interest Payment Date:	December 1, 2006

Record Dates:	May 15 and November 15

Optional Redemption:	Except as set forth below, the notes may not be redeemed prior to June 1, 2011. At any time or from time to time on or after June 1, 2011, American Greetings, at its option, may redeem the notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:
	Date	Price
	2011	103.688%
	2012	102.458%
	2013	101.229%
	2014 and thereafter	100%

Make-Whole Redemption:	In addition, at any time prior to June 1, 2011, the notes may also be redeemed or purchased (by American Greetings or any other Person) in whole or in part, at American Greetings’ option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of:

(1)             1.0% of the principal amount of such Note; and

(2)             the excess of:

(a) the present value at such Redemption Date of (1) the redemption price of such Note on June 1, 2011 (such redemption price being that described above) plus (2) all required remaining scheduled interest payments due on such Note through June 1, 2011, other than accrued interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points per annum discounted on a semi-annual bond equivalent basis, over

(b) the principal amount of such Note on such Redemption Date.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2011; provided, however, that if the period from such Redemption Date to June 1, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to June 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Optional Redemption with Equity Proceeds:	At any time or from time to time prior to June 1, 2009, American Greetings, at its option, may redeem up to 35% of the aggregate principal amount of the notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 107.375% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Trade Date:	May 19, 2006

Settlement Date:	May 24, 2006 (T+ 3 business days)

Public Offering Price:	100.000% per note, $200,000,000 aggregate principal amount

Underwriting Discount:	1.25% per note, $2,500,000 aggregate principal amount

Proceeds to American Greetings (before expenses):	98.75% per note, $197,500,000 aggregate principal amount

Net Proceeds to American Greetings (after offering expenses and underwriting discounts):	$196,935,000

Underwriters:	Principal Amount of Notes:
UBS Securities LLC	$134,000,000
J.P. Morgan Securities Inc.	$26,000,000
NatCity Investments, Inc.	$16,000,000
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	$14,000,000
ABN AMRO Incorporated	$4,000,000
Scotia Capital (USA) Inc.	$4,000,000
PNC Capital Markets LLC	$2,000,000

CUSIP/ISIN: 026375AL9/US026375AL98

We expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about May 24, 2006.

The information contained in the prospectus supplement under “Capitalization” is hereby supplemented by amending and restating clause (iii) of footnote (2) as follows:

“(iii) that 100% of our existing 7.00% convertible subordinated notes were exchanged for our new 7.00% convertible subordinated notes and that we paid an exchange fee of $3.75 per $1,000 of principal amount of the notes being exchanged as initially contemplated in the Exchange (such exchange fee was subsequently increased to $5.00 per $1,000 of principal amount of such notes, which would result in a further reduction of cash and cash equivalents, including short-term investments, by approximately $219,000 assuming 100% of our existing 7.00% convertible subordinated notes were tendered in the Exchange)”

American Greetings has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and the documents incorporated by reference therein for more complete information about American Greetings and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, American Greetings or any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling: 1-888-722-9555, extension 1088.

SCHEDULE C

Communications that were used prior to the date hereof with the consent of any of the representatives of the Underwriters that may be deemed to be a written communication under Rule 405 of the Act.

SCHEDULE 3(h)

AMERICAN GREETINGS CORPORATION

Significant Subsidiaries

Subsidiary	State / Jurisdiction of Incorporation
AGC Funding Corporation	Delaware
A.G.C. Investments, Inc.	Delaware
Carlton Cards Limited	Canada
Carlton Cards Retail, Inc.	Connecticut
Gibson Greetings, Inc.	Delaware
Plus Mark, Inc.	Ohio
Those Characters From Cleveland, Inc.	Ohio

A-1

EXHIBIT A

OPINION OF BAKER & HOSTETLER LLP

May [    ], 2006

UBS Securities LLC

J.P. Morgan Securities Inc.

McDonald Investments Inc.

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the preliminary prospectus of the Company, dated May 11, 2006, relating to the Securities (including the base prospectus attached thereto and the documents incorporated by reference therein, the “Pre-Pricing Prospectus”) and the Prospectus, to execute and deliver the Underwriting Agreement, the Indenture and the Securities and to perform its respective obligations thereunder, including, without limitation, to issue, sell and deliver the Securities as contemplated by the Underwriting Agreement.

2.	Each of the Subsidiaries is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.	The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

5.	The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

6.	The Registration Statement, the Pre-Pricing Prospectus and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act); and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data, contained in such document, as to which we express no opinion).

7.	To our knowledge, (i) the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement and (ii) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act).

8.	The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto, and no proceedings pursuant to Section 8A of the Act against the Company or related to the offering of the Securities contemplated thereby, are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B and Rule 430A under the Act.

9.	No approval, authorization, consent or order under any federal law, under the laws of the State of New York or under the Ohio General Corporation Law or approval, authorization, consent of or filing with any Ohio governmental or regulatory commission, board, body, authority or agency, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Securities or with the consummation by the Company of the transactions contemplated by the Underwriting Agreement other than registration of the Securities under the Act, which has been effected (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters and we express no opinion with respect to the Conduct Rules of the NASD).

10.	The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf)

the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the articles of incorporation, certificate of incorporated, code of regulations or bylaws, as applicable, of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement or any Incorporated Document, or (iii) federal laws, the laws of the State of New York or the Ohio General Corporation Law, or (iv) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, which decree, judgment or order is known by us.

11.	To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.

12.	To our knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus but are not so described as required.

13.	Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Securities, neither will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

14.	The statements in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the headings “Description of Debt Securities” and “Description of the Notes” insofar as such statements constitute summaries of documents or refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

15.	We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing

Prospectus (except as and to the extent stated in subparagraphs 11 and 14 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (as defined below), as of the Applicable Time (as defined below), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion in this paragraph 17 with respect to (1) the financial statements and schedules, and other financial data, included in the Registration Statement, the Disclosure Package or the Prospectus or (2) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Trust Indenture Act). As used herein, (A) “Disclosure Package” means the Pre-Pricing Prospectus together with the Permitted Free Writing Prospectuses attached hereto as Annex A, and (B) “Applicable Time” means 12:30 “P.M.”, New York City time, on May 19, 2006.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

EXHIBIT B

OPINION OF CATHERINE M. KILBANE

May [    ], 2006

UBS Securities LLC

J.P. Morgan Securities Inc.

McDonald Investments Inc.

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

1.	[ ].

2.	I am an active member in good standing of the Bar of the State of Ohio.

3.	I have participated in conferences with [“other”] officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the preliminary prospectus of the Company, dated May [ ], 2006, relating to the Securities (including the base prospectus attached thereto and the documents incorporated by reference therein, the “Pre-Pricing Prospectus”), the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, on the basis of the foregoing nothing has come to my attention that causes me to believe that that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (as defined below), as of the Applicable Time (as defined below), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no opinion in this paragraph 3 with respect to (1) the financial statements and schedules, and other financial data, included in the Registration Statement, the Disclosure Package or the Prospectus or (2) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Trust Indenture Act). As used herein, (A) “Disclosure Package”

B-1

means the Pre-Pricing Prospectus together with the Permitted Free Writing Prospectuses attached hereto as Annex A, and (B) “Applicable Time” means 12:30 “P.M.”, New York City time, on May 19, 2006.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

B-2

EXHIBIT C

OFFICERS’ CERTIFICATE

The undersigned, Stephen J. Smith, Vice President, Treasurer and Investor Relations of American Greetings Corporation, an Ohio corporation (the “Company”), on behalf of the Company, does hereby certify pursuant to Section 7(h) of that certain Underwriting Agreement dated May [    ], 2006 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, UBS Securities LLC, J.P. Morgan Securities Inc. and McDonald Investments Inc., that as of May [    ], 2006:

1.	He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph of Section 7 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

C-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this May [    ], 2006.

Name:	Stephen J. Smith
Title:	Vice President, Treasurer and Investor Relations